UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 12, 2017, Amedisys, Inc. (the “Company”) reached an agreement-in-principle to settle the putative securities class action lawsuit captioned Bach, et al. v. Amedisys, Inc., et al., Case No. 3:10-cv-00395, pending in the United States District Court for the Middle District of Louisiana since June 10, 2010. All parties to the action executed a binding term sheet that, subject to final documentation and court approval, provides in part for a settlement payment of $43.75 million and the dismissal with prejudice of the litigation. Approximately $15 million of the settlement amount will be paid by the Company’s insurance carriers.

In connection with the proposed settlement, the Company expects to record a pre-tax charge to net income of approximately $28.75 million in the second quarter of 2017. The Company will pay for the settlement with available resources and expects the settlement payment to occur during the third quarter of 2017.

The Company is settling the case to eliminate uncertainties, risk, distraction and expense associated with this protracted litigation, and neither the Company nor any individual defendant concedes or admits liability.

Special Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words like “believes,” “belief,” “expects,” “will,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current intent, beliefs and expectations but they are not guaranteed to occur and may not occur for various reasons, including some reasons that are beyond the Company’s control. For example, this Current Report on Form 8-K states that the Company has entered into a term sheet to settle the litigation. As noted above, the final settlement of the litigation requires that the Company and the plaintiffs’ representatives enter into a definitive settlement agreement, which must be approved by the court pursuant to the procedures for settlement of a civil class action. Also, the term sheet provides that the Company may withdraw from the settlement under certain circumstances. For these reasons, among others, the proposed settlement may not be completed. Results that differ from those stated or implied by the Company’s forward-looking statements in this Current Report on Form 8-K may be also caused by other reasons as described in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, in sections of those reports titled “Special Caution Concerning Forward-Looking Statements” and “Risk Factors” and elsewhere in those reports. Investors are cautioned not to place undue reliance upon forward-looking statements in this Current Report on Form 8-K. Except as may be required by applicable law, the Company does not undertake any obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow President and Chief Executive Officer

DATE:	June 16, 2017